Marathon Patent Group

Specializing in Return on Invention

Investor Presentation
December 2014

Safe Harbor

This presentation and other written or oral statements made from time to time by representatives of Marathon Patent Group ("MPG" or "Marathon") contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements reflect the current view about future events. Statements that are not historical in nature, and which may be identified by the use of words like "expects," "assumes," "projects," "anticipates," "estimates," "we believe," "could be," "future" or the negative of these terms and other words of similar meaning, are forward-looking statements. Forward-looking statements are based on management's current expectations and assumptions regarding our business, the economy and other future conditions and are subject to inherent risks, uncertainties and changes of circumstances that are difficult to predict and may cause actual results to differ materially from those contemplated or expressed. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned. Important factors that could cause actual results to differ materially from those in the forward looking statements include: a continued decline in general economic conditions nationally and internationally; decreased demand for our products and services; market acceptance of our products; the ability to protect our intellectual property rights; impact of any litigation or infringement actions brought against us; competition from other providers and products; risks in product development; inability to raise capital to fund continuing operations; changes in government regulation, the ability to complete customer transactions and capital raising transactions.

Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities law of the United States, we do not intend to update any of the forward-looking statement to conform these statements to actual results.

Forecast

All forecasts are provided by management in this presentation and are based on information available to us at this time and management expects that internal projections and expectations may change over time. In addition, the forecasts are entirely on management's best estimate of our future financial performance given our current contracts, current backlog of opportunities and conversations with new and existing customers about our products. This overview is delivered solely as reference material with respect to our company. This document shall not constitute an offer to sell or the solicitation of an offer to buy securities in our company in any jurisdiction. The information herein is based on data obtained from sources believed to be reliable.

Marathon Patent Group

Overview

- Patent acquisition and monetization company that generates revenues through diverse patent licensing programs across multiple industries
- As of 11/17/14, Marathon subsidiaries collectively own 378 patents and contract rights for 10 patents
- Commenced initial licensing campaign during Q2 2013; as of 11/17/14 Marathon subsidiaries currently have 94 active defendants
- Q3 2014: $13.5M in revenues; achieved GAAP net income of $3.5M and $0.61 per basic share
- Strong patent acquisition pipeline; proprietary process to value patent assets; scalable business model
- Launched Opus Analytics on 9/15/2014 / Announced stock dividend on 11/25/2014 of one share of Common Stock for each share of Common Stock held by holders as 12/15/2014 (outstanding share calculation does not give effect to dividend which is payable 12/22/2014)
- Experienced management team with track record of success in patent asset monetization

Equity Snapshot –11/28/2014

Exchange/ Ticker:	NASDAQ: MARA
Common Shares:	6.8M (Approx.)
Equity Market Capitalization:	$101 Million
Share Price (11/26/14):	$14.93
Average Daily Volume (3 Mo.):	47,000
Commenced Operations:	November 2012

Marathon's Business Model

- Proprietary process for valuing patent assets
- Highly scalable hybrid model allows for concurrent multiple revenue streams without significant increases in overhead
- Sixteen (16) subsidiaries with active enforcement campaigns - through 11/17/14, nine (9) subsidiaries have begun to generate revenue
- Outsourced network of expert third-party consultants enable Marathon to efficiently tailor expenditure on patent evaluation, acquisition and enforcement processes & maximize profitability
- Over the last 5 quarters through 9/30/14, quarterly cash operational costs averaged approximately $0.9 million
- Gross margins typically 45-55%
- Diversified base of licensing and enforcement campaigns can provide stable quarterly revenue; also allows for potential "blue sky" revenue generation

Diversification within the Asset Class

Revenue Diversification

Multiple potential licensees – currently 94 defendants

Marathon currently has sixty four (64) defendants scheduled for Markman Hearing in 2015

Marathon currently has eighteen (18) defendants scheduled for trial in 2015 and ten (10) defendants currently scheduled for trial in 2016

Percentage of Patents by Technology Sector

Medical Tech– 47%
Mobile Handset Technology – 10%
Data Transaction Processing – 10%
Automotive related technology – 5%
PBX Networks – 4%
Wireless Communications – 2%
Intelligent Search – 2%
Collaborative systems – 1%
Packet Switching Networks – 1%
Natural Language Processing – 1%
ERP – 1%

Patents by Geography


48%
52%
United States
Foreign

Enforcement Stage at Time of Acquisition


38%
62%
Pre-Enforcement Commencement
Post-Enforcement Commencement

Financial Performance: Strong Quarterly Growth

	Q3 2014	Q2 2014	Q1 2014
Revenues	$13.5M	$3.8M	$2.8M
GAAP Net Income (Loss)	$3.5M	($1.6)M	($0.3)M
GAAP EPS	$0.61	($0.21)	($0.05)
Non-GAAP Net Income (Loss) *	$6.9M	$1.2M	$0.9M
Non-GAAP EPS *	$1.20	$0.21	$0.16

Marathon recoded it first GAAP profitable quarter in Q3 2014 to compliment non-GAAP profitability in the first and second quarters of 2014.

* Non-GAAP reconciliation on page 16

Strong Earnings Leverage



$14,000,000
$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$-
$(2,000,000)
Revenues
Opex (Cash)
Non-GAAP Net Income (Loss)
GAAP Net Income (Loss)
Q1 2014
Q2 2014
Q3 2014

Delivering revenue growth with minimal increase in cash operating expenses, driving increased non-GAAP earnings

Key Court Dates Timeline



TLI Communications Markman Hearing*
IP Liquidity / Andrulis Pharmaceutical Markman Hearing*
Selene Markman Hearing*
IP Liquidity / Andrulis Pharmaceutical Trial Date*
Signal Markman Hearing*
Selene Markman Hearing*
E2E Trial Date*
Selene Trial Date*
20-Jan-15
29-Jan-15
23-Feb-15
5-Mar-15
30-Apr-15
5-May-15
29-Jun-15
13-Jul-15
7-Aug-15
14-Oct-15
9-Nov-15
11-Apr-16
6-Jun-16
8-Aug-16
24-Oct-16
Vantage Point Markman Hearing*
E2E Markman Hearing*
CRFD Research Markman Hearing*
Selene Trial Date*
Sarif Markman Hearing*
Vantage Point Trial Date*
Sarif Trial Date*

*Refer to company website for defendant list. All dates subject to change.
*Markman Hearings in **BLUE**
*Trial Dates in **RED**

Case Study – Dynamic Advances

- Researchers at Rensselaer Polytechnic Institute ("RPI") in NY were granted US Patent 7,177,798 ('798 patent) titled "Natural language interface using constrained intermediate dictionary of results"
- RPI sold exclusive license to Dynamic Advances (a private LLC)
- RPI and Dynamic Advances filed a complaint for patent infringement alleging that Apple infringes and has infringed the '798 patent - Among the infringement contentions asserted by plaintiffs are claims that Apple's Siri personal assistant infringes one or more claims of the '798 Patent.
- Markman Hearing held on April 14, 2014 (claim construction)
- Apple's first of three total petitions requesting *inter partes* review (IPR) was denied on April 15, 2014
- **Marathon's wholly-owned subsidiary acquired Dynamic Advances on May 2, 2014**
- On June 12, 2014, Apple's second and third petitions requesting *inter partes* review (IPR) were denied, additionally on June 12, 2014, the Markman Ruling was issued
- Trial is expected to occur in Q1 or Q2 2015

Case Study – MedTech / Stryker

- OrthoPhoenix files first six patent infringement lawsuits against orthopedic companies in June 2013.
- As of December 2013, OrthoPhoenix has filed eight patent infringement lawsuits, including one against orthopedic giant Stryker on October 1, 2013.
- On October 10, 2014, Marathon acquired from MedTech certain subsidiaries of MedTech consisting of 100% of the limited liability membership interests of OrthoPhoenix, LLC and TLIF, LLC as well as 100% of the shares of MedTech Development Deutschland GmbH.
- On October 30, 2014, Marathon receives favorable first instance patent infringement ruling involving the German parts of European patent EP 1 938 765 B1 and EP 1 104 260 B2 ('patents in dispute') before the Düsseldorf District Court.
- Rulings include injunctive relief and damages, as well as the additional grant of claims for destruction of the infringing products and information on the distribution chain.
- On November 27, 2014, Marathon’s wholly owned subsidiary MedTech Development Deutschland GmbH takes all necessary measures to start enforcement of an injunction against Stryker GmbH & Co. KG ("Stryker Germany").

Relationship with IPNav

Acquisition Pipeline
IPNav helps uncover patent acquisition opportunities for Marathon from a large and diverse group of sources

Patent Portfolio Evaluation
IPNav's platform aids Marathon in due diligence, valuation, enforcement, litigation and licensing services


MARATHON
IP NAV

New Revenue Stream
Opus Analytics (subsidiary of Marathon) has exclusive license to sell subscriptions to Opus (proprietary patent analytics tool)

Strong Track Record of Success
IPNav's proprietary platform boasts over 600 IP transactions and more than $500 million in direct licensing revenue to its customers

Opus Analytics: New Emerging Revenue Stream

- **Opus – IP analytics platform developed for IPNav**
  - Launched on September 15th
  - 50/50 revenue split between Marathon and IPNav
  - Expected to generate consistent, regular Software as a Service (SaaS) revenue stream

- **Target Market: finance, legal, and IP professionals**
  - Financial professional / investor
  - IP and Legal professional

- **Three types of SaaS offerings:**
  - Premium – Priced at $999/month, per named individual user. This package is targeted towards the sophisticated IP professional
  - Basic – Priced at $299/month, per named individual user. This package targets the finance professional, inventors and companies developing IP to evaluate applicable industry patent coverage.
  - The Alpha Package – Priced at $99/month, per named individual user. Targeted towards IP investors or those looking for solely the Alpha Score rating.

Experienced Management Team with Track Record of Success

Doug Croxall – CEO & Chairman
Previously CEO & owner of LVL Patent Group, a patent enforcement entity /Chairman & CEO of Firepond (NASDAQ: FIRE), a configuration software company with a patent portfolio enforced by IPNav for approximately $100 million in gross revenues

Frank Knuettel II – CFO
Previously the Managing Director and CFO of Greyhound IP, a patent enforcement entity / CFO of IP Commerce, InfoSearch Media (ISHM) and Internet Machines

Jim Crawford – COO
Previously the CIO of Hipcricket / Experienced in public company compliance, advanced hardware/software/network administration

Umesh Jani – CTO & SVP Patent Licensing
Served as VP and joint-CTO of IPNav; Founder of Patent Litigation Support, Inc. / Experienced in patent monetization, strategic analysis, investment strategy and technology

Rick Sanchez – SVP Licensing
Previously a Director at IPNav / Experienced in patent monetization, litigation, prosecution, and asset development

Daniel Gelbtuch – CMO
Previously SVP of Corporate Finance and Investor Relations at Neonode, a developer of infrared touchscreen hardware devices / Wall Street veteran as an analyst and investor within the semiconductor, technology licensing and IP-monetization sectors

Doug Bender – SVP Engineering
Previously the SVP Engineering and IP Development at Hipcricket / 25 years of engineering, executive management and intellectual property

Investment Highlights

- Broadly diversified within the asset class
- Proprietary process to value patent assets with deep pipeline of opportunities
- Strategic relationship with IPNav provides a source of competitive advantage
- Highly scalable business model with strong operating leverage
- Strong recent financial performance with operational momentum
- Launched Opus Analytics on 9/15/2014
- Announced stock dividend on 11/25/2014 of one share of Common Stock for each shares of Common Stock held by holders as 12/15/ 2014 (outstanding share calculation does not give effect to dividend which is payable 12/22/2014)
- Experienced management team with track record of success
- Number of significant opportunities among our portfolios that we believe have the potential to generate significant returns

Appendix

Non-GAAP Reconciliation

INFORMATION ABOUT NON-GAAP FINANCIAL MEASURES. As used herein, "GAAP" refers to accounting principles generally accepted in the United States of America. To supplement our consolidated financial statements prepared and presented in accordance with GAAP, this presentation includes financial measures, including (1) non-GAAP net income and (2) non-GAAP Earnings Per Share ("EPS"), that are considered non-GAAP financial measures as defined in Rule 101 of Regulation G promulgated by the Securities and Exchange Commission. Generally, a non-GAAP financial measure is a numerical measure of a company's historical or future performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use these non-GAAP financial measures for internal financial and operational decision making purposes and as a means to evaluate period-to-period comparisons of the performance and results of operations of our core business. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding the performance of our core business by excluding non-cash stock compensation charges, non-cash patent amortization charges and excess benefit related non-cash tax expense, that may not be indicative of our recurring core business operating results. These non-GAAP financial measures also facilitate management's internal planning and comparisons to our historical performance and liquidity. We believe these non-GAAP financial measures are useful to investors as they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and are used by our institutional investors and the analyst community to help them analyze the performance and operational results of our core business.

	Sept. 30, 2014	June 30, 2014	Sept. 30, 2013
Net Income	$ 3,522,604	$ (1,589,743)	$ (935,320)
Non-GAAP			
Provision for Income Taxes	(1,481,404)	-	-
Amortization of Intangible Assets	1,479,588	938,679	495,291
Equity-based Compensation	1,222,086	554,356	306,333
BCF	-	1,271,942	-
Impairment of Goodwill	2,144,488	-	-
Depreciation	1,452	1,417	833
Non-GAAP Net Income	$ 6,888,814	$ 1,176,650	$ (132,863)
Weighted Average Common Shares Outstanding (Basic)	5,750,250	5,508,323	4,330,208
Non-GAAP Net Income per Common Share (Basic)	$ 1.20	$ 0.21	$ (0.03)